                                                                    EXHIBIT 10.8

                            SIXTH AMENDMENT TO LEASE

         THIS AGREEMENT made this 2nd day of August 1996, by and between KGE Associates, LP, a partnership hereinafter referred to as "Landlord" and Telemate Software, hereinafter referred to as "Tenant".

                                   WITNESSETH:

         WHEREAS, the parties hereto made and entered into a lease agreement dated January 28, 1992 and amended June 11, 1993, June 24, 1994, March 30, 1995, June 14, 1996 and July 26, 1996, for premises located at 4250 Perimeter Park South, Suite 200, Atlanta, GA, being approximately 14,215 square feet of office space.

         WHEREAS, the parties wish to modify the Lease Agreement as hereinafter provided.

         NOW, THEREFORE, in consideration of the exchange of valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the said lease shall be amended as follows:

I.       EXISTING SPACE

         A.       PREMISES

                  Tenant's existing space is deemed to be 14,215 square feet.

         B.       TERM

                  The extended term for the existing space shall be extended from August 1, 1999 through September 30, 2003.

         C.       BASE RENTAL

                  The base rental rate for the existing space shall be modified according to the schedule below:

                  Beginning August 1, 1999 through July 31, 2000, the monthly sum of fourteen thousand eight hundred ninety-six and 43/100 Dollars ($14,896.43) for a total annual base rental of one hundred seventy-eight thousand seven hundred fifty-seven and 18/100 Dollars ($178,757.18).

                  Beginning August 1, 2000 through July 31, 2001, the monthly sum of fifteen thousand four hundred seventeen and 81/100 Dollars ($15,417.81) for a total annual base rental of one hundred eighty-five thousand thirteen and 68/100 Dollars ($185,013.68).

                  Beginning August 1, 2001 through July 31, 2002, the monthly sum of fifteen thousand nine hundred fifty-seven and 43/100 Dollars ($15,957.43) for a total annual base rental of one hundred ninety-one thousand four hundred eighty-nine and 16/100 Dollars ($191,489.28).

                  Beginning August 1, 2002 through July 31, 2003, the monthly sum of sixteen thousand five hundred fifteen and 94/100 Dollars ($16,515.94) for a total annual base rental of one hundred ninety-eight thousand one hundred ninety-one and 28/100 Dollars ($198,191.28).

                  Beginning August 1, 2003 through September 30, 2003, the monthly sum of seventeen thousand ninety-four and 00/100 Dollars ($17,094.00).

         D.       LANDLORD IMPROVEMENTS

                  Upon execution of this Amendment, Landlord will paint the currently painted walls in the common area hallways of Tenant's original 9,423 sq.ft. space only.

II.      PHASE I EXPANSION SPACE (Effective October 1, 1996)

         A.       PREMISES

                  Tenant will now be leasing the space located on the first floor of Building 4250 as shown on the attached Exhibit "A". Said space includes suites currently known as 116, 118, 120, 124, 125, 126 and 127. The Phase I expansion space is deemed to be 9,980 sq.ft.

         B.       TERM

                  The term for the Phase I expansion space shall be from October 1, 1996 through September 30, 2003,


         C.       BASE RENTAL

                  The base rental rate for the Phase I Expansion space shall be according to the schedule below:

                  Beginning October 1, 1996 through September 30, 1997, the monthly sum of nine thousand five hundred sixty-four and 17/100 Dollars ($9,564.17) for a total annual base rental of one hundred fourteen thousand seven hundred seventy and 00/100 Dollars ($114,770.00).

                  Beginning October 1, 1997 through September 30, 1998, the monthly sum of nine thousand eight hundred ninety-eight and 91/100 Dollars ($9,898.91) for a total annual base rental of one hundred eighteen thousand seven hundred eighty-six and 95/100 Dollars ($118,786.95).

                  Beginning October 1, 1998 through September 30, 1999, the monthly sum of ten thousand two hundred forty-five and 37/100 Dollars ($10,245.37) for a total annual base rental of one hundred twenty-two thousand nine hundred forty-four and 49/100 Dollars ($122,944.49).

                  Beginning October 1, 1999 through September 30, 2000, the monthly sum of ten thousand six hundred three and 96/100 Dollars ($10,603.96) for a total annual base rental of one hundred twenty-seven two hundred forty-seven and 55/100 Dollars ($127,247.55).

                  Beginning October 1, 2000 through September 30, 2001, the monthly sum of ten thousand nine hundred seventy-five and 10/100 Dollars ($10,975.10) for a total annual base rental of one hundred thirty-one thousand seven hundred one and 21/100 Dollars ($131,701.21).

                  Beginning October 1, 2001 through September 30, 2002, the monthly sum of eleven thousand three hundred fifty-nine and 23/100 Dollars ($11,359.23) for a total annual base rental of one hundred thirty-six thousand three hundred ten and 75/100 Dollars ($136,310.75).

                  Beginning October 1, 2002 through September 30, 2003, the monthly sum of eleven thousand seven hundred fifty-six and 80/100 Dollars ($11,756.80) for a total annual base rental of one hundred forty-one thousand eighty-one and 63/100 Dollars ($141,081.63).


         D.       LANDLORD IMPROVEMENTS

                  Landlord will make the improvements as detailed on the attached drawing dated April 11, 1996 as prepared by Loia/Budde & Associates. Tenant shall pay Landlord directly for "upgrades" including a staircase, parawedge light lenses, full height doors, down lights and wall washers. Said payments shall be made on a pro rata basis of the total cost as Landlord pays the contractor performing the work.

         E.       BASE YEAR

                  Tenant's base year for calculating tax increases for Phase I Expansion Space shall be 1996.

III.     PHASE II EXPANSION SPACE (Effective 5/1/97)

         A.       PREMISES

                  Tenant will begin leasing Suite 131 on the first floor of Building 4250. Said space is deemed to contain 4,023 square feet.

         B.       TERM

                  The term for the Phase II Expansion space shall be from May 1, 1997 through September 30, 2003.

         C.       BASE RENTAL

                  The base rental rate for the Phase II Expansion space shall be according to the schedule below:

                  Beginning May 1, 1997 through April 30, 1998, the monthly sum of three thousand eight hundred fifty-five and 38/100 Dollars ($3,855.38) for a total base rental of forty-six thousand two hundred sixty-four and 50/100 Dollars ($46,264.50).

                  Beginning May 1, 1998 through April 30, 1999, the monthly sum of three thousand nine hundred ninety and 31/100 Dollars ($3,990.31) for a total annual base rental of forty-seven thousand eight hundred eighty-three and 76/100 Dollars ($47,883.76).

                  Beginning May 1, 1999 through April 30, 2000, the monthly sum of four thousand one hundred twenty-nine and 97/100 Dollars ($4,129.97) for a total annual base rental of forty-nine thousand five hundred fifty-nine and 69/100 Dollars ($49,559.69).

                  Beginning May 1, 2000 through April 30, 2001, the monthly sum of four thousand two hundred seventy-five and 52/100 Dollars ($4,275.52) for a total annual base rental of fifty-one thousand two hundred ninety-four and 28/100 Dollars ($51,294.28).

                  Beginning May 1, 2001 through April 30, 2002, the monthly sum of four thousand four hundred twenty-four and 13/100 Dollars ($4,424.13) for a total annual base rental of fifty-three thousand eighty nine and 58/100 Dollars ($53,089.58).

                  Beginning May 1, 2002 through April 30, 2003, the monthly sum of four thousand five hundred seventy-eight and 98/100 Dollars ($4,578.98) for a total annual base rental of fifty-four thousand nine hundred forty-seven and 72/100 Dollars ($54,947.72).

                  Beginning May 1, 2003 through September 30, 2003, the monthly sum of four thousand seven hundred thirty-nine and 24/100 Dollars ($4,739.24).

         D.       LANDLORD IMPROVEMENTS

                  Landlord will provide improvements to the Phase II Expansion Space at a cost not to exceed $14 psf or $56,322. If the improvement cost exceeds the total budget, Tenant's rate on the Phase II Expansion Space shall increase the same percentage that the cost exceeds the budgeted allowance.

         E.       BASE YEAR

                  Tenant's base year for calculating tax increases for Phase II Expansion Space shall be 1997.

IV.      SPECIAL STIPULATIONS

         A.       FUTURE EXPANSION

                  Landlord shall grant Tenant a First Right of Refusal on all other space in Building 4250 except for the space currently occupied by tenants that have existing Options to Renew.

                  1. First Right of Refusal. Tenant shall have first right of refusal to rent all other space in Building 4250, except for the spaces currently occupied by tenants that have existing Options to Renew, in which case, said first right of refusal shall be subordinate to the pre-existing options to renew. If Landlord receives a bona fide written offer from a third party for this space, Landlord will provide written notice via certified mail to the tenant of the receipt of the bona fide written offer from a third party and Tenant shall have seven business days from receipt of notice to match the third party offer. If Tenant fails to respond to the third parties offer in writing via certified mail within seven business days, Tenant's right under this clause will cease to exist.

                  If Telemate waives its First Right of Refusal at any time, Landlord shall not lease to any new Tenants for a term longer than thirty-six (36) months. If Telemate waives its First Right of Refusal at any time on then occupied space, Landlord shall not renew existing tenants for a term longer than twenty-four (24) months, except for Tenant's that have existing Options to Renew.

                  Any future expansions will be at Telemate's then prevailing rental rate on Phases I and II and will include a $14 psf improvement budget. Any percentage increases above the $14 psf allowance will result in an equal percentage increase in the then prevailing rental rate.

         B.       LANDLORD SERVICES

                  Landlord will provide the services as called for in Paragraph 8 of the original Lease Agreement dated January 28, 1991 and Paragraph D of the Second Amendment dated June 22, 1994, which pertains to after hours HVAC requests by Tenant.

         C.       CANCELLATION OPTION(S)

                  1. Tenant may cancel this Lease effective at the end of the 60th month by giving Landlord at least six (6) months prior written notice of its intent along with a lump sum payment for the unamortized portion of all Tenant Improvements paid for by Landlord (amortized at 14%) for Phase I and Phase II expansions, and by paying an additional payment equal to the actual, verifiable cost of eliminating the staircase and returning the space into two separate floors.

                  2. Tenant may cancel this Lease effective at the end of the 36th month by giving Landlord at least six (6) months prior written notice of its intent along with a lump sum payment for the unamortized portion of all Tenant Improvements paid for by Landlord (amortized at 14%) for Phase I and Phase II expansions, and by paying additional payments equal to the actual, verifiable cost of eliminating the staircase and returning the space into two separate floors, and an additional payment equal to six
                      (6) months of Telemate's then prevailing rent for Phases I and II.

         D.       OPTION TO RENEW

         Landlord grants Tenant the right and option to extend the term of the Lease based on the following terms and conditions:

                  1. Provided the Tenant is not in default with respect to this Lease, and has kept and performed all its obligations under this Lease.

                  2. The renewal period will be for five (5) years commencing from the expiration date of this Lease.

                  3. Tenant shall notify Landlord of its intent to exercise said option to renew by written notice to Landlord via certified mail one hundred fifty (150) days prior to the expiration of this Lease.

                  4. Rent - the monthly rent shall be negotiated by Landlord and Tenant.

The monthly rental shall be paid under the same terms and conditions as specified in the lease agreement, except as provided herein, dated January 28, 1992 and amended June 11, 1993, June 24, 1994, March 30, 1995, June 14, 1996 and
July 26, 1996.

All other terms, provisions and covenants of the Lease Agreement dated January 28, 1992 and amended June 11, 1993, June 24, 1994, March 30, 1995, June 14, 1996
and July 26, 1996 shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties herein have hereto set their hands and seals, in triplicate, the day and year first above written.

"LANDLORD"                                    "TENANT"

KGE Associates, LP                            Telemate Software

By:  /s/ Edna K. Speer                        By:  /s/ Robert E. Kalaf Sr.
   ----------------------------------------      -------------------------------
     Vice President - Finance of Anderson     Its:  Controller
     Properties as Agent for KGE                  ------------------------------
     Associates, LP
Date Executed by Landlord:  8/23/96           Attest:  /s/ Kathy K. Cook
                                                     ---------------------------
                                              Its:  Program Manager
                                                  ------------------------------

                                              Date Executed by Tenant: August 2,
                                              1996

                                                      (CORPORATE SEAL)

                                   EXHIBIT "A"

                         [Architectural Design of Space]

                                   EXHIBIT "B"

                  [Rent Schedule-Current, Phase I and Phase II]